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                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                       --------------------------------------------

As independent public accountants, we hereby consent to the use of our report dated October 28, 1996 with respect to the combined financial statements of The Secret Stations: Cleveland, Indianapolis, Pittsburgh (and to all references to our Firm) included in (i) Supplement No. 1, dated October 28, 1996, to the Joint Proxy Statement/Prospectus of SFX Broadcasting, Inc. ("SFX") and Multi-Market Radio, Inc. ("MMR"), (ii) Form 8-K of SFX dated October 29, 1996 (and we hereby consent to the incorporation by reference of such Form 8-K into previously filed Form S-3 Registration Statement File No. 333-6793 of SFX and Form S-4 Registration Statement File No. 333-13337 of SFX) and (iii) Form 8-K of MMR dated October 29, 1996 (and we hereby consent to the incorporation by reference of such Form 8-K into previously filed Form SB-2 Registration Statement No. 33-74526 of MMR, including Post-Effective Amendment No. 3 thereto on Form S-3).



/s/ Arthur Andersen LLP
Chicago, Illinois,
October 29, 1996